News Release
2000 W. Sam Houston Parkway South
Suite 1700
Houston, TX 77042
713-267-7600 Tel
BRISTOW GROUP INC. REPORTS FISCAL 2007 SECOND QUARTER
FINANCIAL RESULTS; EARNINGS UP 30%
HOUSTON (November 7, 2006) – Bristow Group Inc. (NYSE: BRS) today reported financial results for its fiscal 2007 second quarter and six months ended September 30, 2006.
Highlights included the following:
For the quarter ended September 30, 2006:
▪	Net income of $19.1 million increased 30.3 percent versus net income for the September quarter a year ago; earnings per diluted share of $0.79 rose 27.4 percent for the same three-month period;

▪	Total revenue of $224.2 million increased by 15.3 percent over the second quarter a year ago due to increased revenues in all business units driven by increased flight hours, improved pricing and additional aircraft;

▪	The earnings improvement was driven primarily by increases in revenues, gains on sales of older aircraft, and earnings from affiliates, partially offset by higher maintenance and salary expenses, and an increased effective tax rate;

▪	The effective tax rate of 33 percent for the second fiscal quarter was in line with expectations;

▪	Diluted earnings per share were reduced $0.02 due to the increase in weighted average shares from recently completed preferred stock offering.
For the six months ended September 30, 2006:
▪	Net income of $36.3 million rose 36.5 percent versus net income for the six months ended September 30, 2005; earnings per diluted share of $1.52 rose 34.5 percent over the same period;

▪	Total revenue in the first half of fiscal year 2007 increased by 18.6 percent to $445.3 million; the revenue increase was driven by increased flight hours, improved pricing and additional aircraft;

▪	In addition to items impacting earnings for the second quarter, six-month results were also affected by foreign currency exchange losses.
Capital and Liquidity:
▪	The recent issuance of our preferred stock provided $222.7 million in net proceeds;

▪	The September 30, 2006 consolidated balance sheets reflect $794.4 million in stockholders’ investment and $260.5 million of indebtedness or 24.7 percent leverage;

▪	Also at that time, we had $268.3 million in cash and an undrawn $100 million revolving credit facility;

▪	We generated $48.7 million in cash from operations and spent $115.5 million on aircraft during the six months ended September 30, 2006;

▪	Aircraft purchase commitments (including four large aircraft ordered in early October) totaled $403.0 million with options totaling $377.5 million.
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Bristow Group Inc.	Page 2
Reports Fiscal 2007 Second Quarter Financial Results
William E. Chiles, president and chief executive officer of Bristow Group Inc., said, “The very robust level of offshore oil and gas activity worldwide coupled with our strategic expansion of operations in new and existing markets have put Bristow Group in a position to produce record results in fiscal 2007. Although we are pleased with our financial results to date in fiscal 2007, we expect to realize the earnings power of our investments in new aircraft when a significant portion of the aircraft we are purchasing are placed in service and contributing to our earnings in late fiscal 2008. Our strong financial results and our recently completed preferred stock offering provide us the capital to make additional investments in our growth strategy by ordering more aircraft and/or investing in business acquisitions. If the market demand remains strong, we may access the capital markets for additional funds (likely on a leveraged basis) in calendar year 2007 to fund the remaining portion of our growth plans.”
CONFERENCE CALL
Management will conduct a conference call starting at 10:00 a.m. EST (9:00 a.m. CST) on Wednesday, November 8, 2006, to review financial results for the three and six months ended September 30, 2006. The conference call can be accessed as follows:
Via Webcast:
•	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com

•	Live: Click on the link for “Q2 2007 Bristow Group Inc. Earnings Conference Call”

•	Replay: A replay via webcast will be available approximately one hour after the call’s completion
Via Telephone within U.S.:
•	Live: Dial toll free (800) 561-2813, passcode: 69789476

•	Replay: A telephone replay will be available through December 8, 2006, by dialing toll free (888) 286-8010, passcode: 21529507
Via Telephone outside the U.S.:
•	Live: Dial (617) 614-3529, passcode: 69789476

•	Replay: A telephone replay will be available through December 8, 2006, by dialing (617) 801-6888, passcode: 21529507
ABOUT BRISTOW GROUP INC.
Bristow Group Inc. is a leading provider of helicopter services to the worldwide energy industry. Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the U.S. Gulf of Mexico and the North Sea, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Brazil, China, Mexico, Nigeria, Russia and Trinidad. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the U.S. Gulf of Mexico. The Company’s Common Stock trades on the New York Stock Exchange under the symbol BRS.
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Bristow Group Inc.	Page 3
Reports Fiscal 2007 Second Quarter Financial Results
FORWARD-LOOKING STATEMENTS DISCLOSURE
Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding future results, the addition of new aircraft to our fleet, future investments and future financing transactions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s quarterly report on Form 10-Q for the three and six months ended September 30, 2006 and the annual report on Form 10-K for the year ended March 31, 2006. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.
Investor Relations Contact:
Joe Baj – Bristow Group Inc.
(713) 267-7605
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(financial tables follow)

Bristow Group Inc.	Page 4
Reports Fiscal 2007 Second Quarter Financial Results
BRISTOW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Gross revenue:
Operating revenue from non-affiliates	$191,341	$163,920	$373,127	$314,668
Operating revenue from affiliates	11,631	12,791	23,710	24,277
Reimbursable revenue from non-affiliates	20,091	16,912	46,216	34,340
Reimbursable revenue from affiliates	1,146	782	2,218	2,057

	224,209	194,405	445,271	375,342

Operating expenses:
Direct costs	148,872	126,510	287,341	249,062
Reimbursable expense	20,879	17,402	47,778	36,064
Depreciation and amortization	10,737	11,200	21,020	21,507
General and administrative	16,527	15,704	31,876	30,667
Loss (gain) on disposal of assets	(3,667)	1,494	(4,665)	902

	193,348	172,310	383,350	338,202

Operating income	30,861	22,095	61,921	37,140
Earnings from unconsolidated affiliates, net of losses	1,728	373	3,287	419
Interest income	1,069	949	2,359	1,981
Interest expense	(2,871)	(3,677)	(6,107)	(7,385)
Other income (expense), net	(1,308)	(769)	(6,093)	2,013

Income before provision for income taxes and minority interest	29,479	18,971	55,367	34,168
Provision for income taxes	(9,728)	(4,293)	(18,271)	(7,469)
Minority interest	(676)	(44)	(792)	(94)

Net income	19,075	14,634	36,304	26,605
Preferred stock dividends	(321)	—	(321)	—

Net income available to common stockholders	$18,754	$14,634	$35,983	$26,605

Earnings per common share:
Basic	$0.80	$0.63	$1.54	$1.14

Diluted	$0.79	$0.62	$1.52	$1.13

Weighted average common shares outstanding:
Basic	23,453	23,342	23,423	23,331

Diluted	24,248	23,618	23,882	23,603

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Bristow Group Inc.	Page 5
Reports Fiscal 2007 Second Quarter Financial Results
BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Flight hours (excludes unconsolidated affiliates):
Helicopter Services:
North America	41,011	39,656	83,620	77,385
South and Central America	9,631	10,113	18,916	19,629
Europe	10,685	10,263	20,855	19,994
West Africa	9,179	8,625	18,062	16,969
Southeast Asia	3,063	3,005	6,269	5,727
Other International	2,426	1,689	4,478	3,292

Consolidated total	75,995	73,351	152,200	142,996

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Gross revenue:
Helicopter Services:
North America	$66,304	$61,254	$133,105	$113,706
South and Central America	13,406	10,347	26,642	20,384
Europe	72,128	62,724	143,512	121,905
West Africa	31,210	26,539	62,946	52,449
Southeast Asia	17,626	14,688	34,665	28,496
Other International	12,183	8,081	21,135	15,669
EH Centralized Operations	14,727	12,522	29,132	24,922
Intrasegment eliminations	(17,955)	(16,712)	(35,202)	(32,136)

Total Helicopter Services	209,629	179,443	415,935	345,395
Production Management Services	17,784	16,942	35,468	33,911
Corporate	—	16	(25)	32
Intersegment eliminations	(3,204)	(1,996)	(6,107)	(3,996)

Consolidated total	$224,209	$194,405	$445,271	$375,342

Operating income:
Helicopter Services:
North America	$9,173	$14,592	$20,258	$24,374
South and Central America	3,289	202	6,914	615
Europe	8,436	10,004	17,460	16,924
West Africa	820	2,033	3,227	4,105
Southeast Asia	2,008	377	3,096	1,085
Other International	3,328	956	4,434	2,184
EH Centralized Operations	4,449	589	9,928	(702)

Total Helicopter Services	31,503	28,753	65,317	48,585
Production Management Services	1,394	1,238	2,808	2,559
Gain (loss) on disposal of assets	3,667	(1,494)	4,665	(902)
Corporate	(5,703)	(6,402)	(10,869)	(13,102)

Consolidated total	$30,861	$22,095	$61,921	$37,140

Operating margin:
Helicopter Services:
North America	13.8%	23.8%	15.2%	21.4%
South and Central America	24.5%	2.0%	26.0%	3.0%
Europe	11.7%	15.9%	12.2%	13.9%
West Africa	2.6%	7.7%	5.1%	7.8%
Southeast Asia	11.4%	2.6%	8.9%	3.8%
Other International	27.3%	11.8%	21.0%	13.9%
EH Centralized Operations	30.2%	4.7%	34.1%	-2.8%
Total Helicopter Services	15.0%	16.0%	15.7%	14.1%
Production Management Services	7.8%	7.3%	7.9%	7.5%
Consolidated total	13.8%	11.4%	13.9%	9.9%
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Bristow Group Inc.	Page 6
Reports Fiscal 2007 Second Quarter Financial Results
BRISTOW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2006	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$268,275	$122,482
Accounts receivable from non-affiliates, net of allowance for doubtful accounts of $3.5 million and $4.6 million, respectively	158,540	144,521
Accounts receivable from affiliates, net of allowance for doubtful accounts of $4.4 million and $4.6 million, respectively	14,594	15,884
Inventories	157,966	147,860
Prepaid expenses and other	16,431	16,519

Total current assets	615,806	447,266
Investments in unconsolidated affiliates	42,101	39,912
Property and equipment — at cost:
Land and buildings	47,254	40,672
Aircraft and equipment	971,548	838,314

	1,018,802	878,986
Less: accumulated depreciation and amortization	(287,978)	(263,072)

	730,824	615,914
Goodwill	26,807	26,837
Prepaid pension costs	42,125	37,207
Other assets	11,479	9,277

	$1,469,142	$1,176,413

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current liabilities:
Accounts payable	$59,930	$41,227
Accrued wages, benefits and related taxes	38,645	45,958
Income taxes payable	6,791	6,537
Other accrued taxes	9,481	6,471
Deferred revenues	12,468	9,994
Other accrued liabilities	34,645	31,083
Deferred taxes	10,030	5,025
Short-term borrowings and current maturities of long-term debt	22,479	17,634

Total current liabilities	194,469	163,929
Long-term debt, less current maturities	238,064	247,662
Accrued pension liabilities	146,937	136,521
Other liabilities and deferred credits	17,620	18,016
Deferred taxes	72,635	68,281
Minority interest	4,980	4,307
Commitments and contingencies

Stockholders’ investment:
5.50% mandatory convertible preferred stock, $.01 par value, authorized 4,600,000 shares; outstanding: 4,000,000 shares; entitled on liquidation to $200 million; net of offering costs of $6.4 million	193,590	—
Common Stock, $0.01 par value, authorized 35,000,000 shares; outstanding: 23,491,378 shares as of September 30 and 23,385,473 shares as of March 31 (exclusive of 1,281,050 treasury shares)	235	234
Additional paid-in capital	164,286	158,762
Retained earnings	483,828	447,524
Accumulated other comprehensive loss	(47,502)	(68,823)

	794,437	537,697

	$1,469,142	$1,176,413

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